Exhibit 99.3

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT (this “Agreement”), dated as of May 30, 2006, by and between PRIMEDIA Inc., a Delaware corporation (“Company”), and Kevin Neary, an individual resident of New Jersey (“Employee”).

WHEREAS, Company wishes to retain Employee in its employ; and

WHEREAS, Employee desires to be retained by Company pursuant to the terms of this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.             Services. The Company hereby retains Employee, and Employee hereby agrees to be retained by the Company, as Senior Vice President and CFO with duties and responsibilities subject to the management and direction of the Company’s officers and directors. Employee agrees to devote 100% of his professional time to this position and will perform his duties to the best of his abilities.

2.             Compensation and Benefits.

(a)           Base Salary. Employee shall be paid an aggregate annual base salary equal to $400,000 subject to periodic reviews. In addition, Employee shall participate in the Company’s Executive Incentive Compensation Plan (“EICP”) at a target percentage of annual earned base salary which shall be no less than fifty-five (55%) percent, starting with the full 2006 calendar year.

(b)           Benefits. During the term of this Agreement, Company shall provide Employee with benefits commensurate with those provided to Company employees generally, including, without limitation, eligibility for (i) coverage under the PRIMEDIA Health and Welfare Plan if Employee elects such coverage (a portion of the premiums under this plan are paid for by Employee through salary deductions) and (ii) participation in the PRIMEDIA Thrift and Retirement Plan.

(c)           Stay Bonuses. If Employee remains an employee of Company on March 31, 2007, Company shall pay Employee a stay bonus of $100,000. If employee remains an Employee of Company on May 31, 2008, Company shall pay Employee a stay bonus of $150,000 (together with the bonus described in the preceding sentence, the”Stay Bonuses”). The Stay Bonuses shall be paid, less applicable withholdings, on the date such Stay Bonuses are earned.

3.             Term and Termination.

(a)           Term. The term of this Agreement shall commence as of the date hereof (the “Commencement Date”), and shall continue in effect through May 31, 2008 unless earlier terminated in accordance with Section 3(b).

(b)           Early Termination Due to Death, Disability or For Cause.

(i)            This Agreement:

(A)          shall terminate automatically upon Employee’s death;

(B)           may be terminated by the Company upon Employee incurring a “Permanent Disability” which shall mean a disability which renders Employee unable by reason of physical or mental illness, to perform the services specified herein in a reasonably professional manner for a period of more than three consecutive months, as reasonably determined by Company’s management; and

(C)           may be terminated by the Company for “Cause” which shall mean any intentional act of dishonesty committed by you in connection with your employment, substance abuse, conviction of a felony, behavior injurious to the Company, the willful or repeated failure or refusal to perform your duties or gross insubordination.

(ii)           Amounts Payable Upon Early Termination. In the event that this Agreement shall terminate pursuant to any of the provisions of Section 3(b) hereof, Employee shall be entitled to receive only any outstanding salary for time actually worked, and actual business expenses incurred subject to Company’s regular approval process.

(c)             Termination Without Cause. The Company reserves the right to terminate Employee’s employment at any time for any reason. In the event the Company terminates Employee’s employment for any reason other than as described in Section

3(b), and provided that Employee executes a separation and release agreement in the form then being used by the Company, (i) if the termination is during the term of this Agreement, Employee shall be entitled to receive the greater of (A) the remaining amounts due under this Agreement less applicable withholding taxes which shall mean base salary from the date of termination up to and including May 31, 2008, plus Employee’s EICP target bonus for the year of termination and all subsequent full calendar years covered under this Agreement, plus Five-Twelfths (5/12) of Employee’s EICP target bonus for 2008 and any unpaid Stay Bonuses; or (B) the severance amount set forth in Employee’s severance letter dated July 28, 1999 (the “Severance Agreement”), plus any unpaid Stay Bonuses; (ii) if the termination is after the term of this Agreement, the severance amount set forth in the Severance Agreement.

4.             Expenses. The Company shall reimburse Employee for all reasonable and customary out-of-pocket travel and entertainment expenses incurred in the performance of her duties hereunder provided such expenses have been approved in advance by Employee’s supervisor or are in accordance with a budget that has been so approved.

5.             Confidentiality/Non-Compete. Employee shall not, directly or indirectly, divulge, publish or otherwise reveal to any person, firm, corporation or other entity for any reason or purpose whatsoever, any confidential information related to the Company, except as demanded under power of subpoena or court order, as otherwise required by law, or as authorized in writing by the Company provided that Employee shall give the

Company prompt written notice of any subpoena or court order or other legal requirement so that the Company may seek a protective order. Confidential information shall not include any information that, at the time of disclosure, is generally available to the public.

6.             Specific Performance. The parties acknowledge that there may be no adequate remedy at law for a breach by Employee of Section 5 of this Agreement and that money damages may not be an adequate remedy for such breach. Therefore, Employee agrees that the Company shall have the right, in addition to any other rights it may have, to injunctive relief and specific performance of such Section in the event of any breach by the Employee. The remedy set forth in the preceding two sentences is cumulative and shall in no way limit any other remedy any party hereto has at law, in equity or pursuant hereto.

7.             Governing Law. This Agreement shall be governed and interpreted and enforced in accordance with the laws of New York.

8.             Miscellaneous.

(a)           Waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such waiving party.

(b)           This Agreement shall not be assignable by either party except that the Company may assign its rights and obligations hereunder to any of its sister companies or subsidiaries or to any successor in interest, provided that such assignment shall not result in any change in the terms of this Agreement and Company shall remain secondarily liable for its obligations hereunder.

(c)           This instrument contains the entire agreement and understanding of the parties hereto. It may not be changed except by an agreement in writing signed by both parties.

(d)           If any term, condition or provision of this Agreement shall be declared, to any extent, invalid or unenforceable, the remainder of the Agreement, other than the term, condition or provision held invalid or unenforceable, shall not be affected thereby and shall be considered in full force and effect and shall be valid and be enforced to the fullest extent permitted by law.

PRIMEDIA Inc.

By:	/s/ Christopher Fraser
Name: Christopher Fraser
Title: Senior Vice President

/s/ Kevin Neary
Kevin Neary

Channel One Communications Corporation

600 Madison Avenue

New York, NY 10022

               July 28, 1999

Mr. Kevin Neary
Acting COO

Dear Kevin:

In connection with your continuing employment Channel One Communications Corporation (“the Company”), this letter will constitute our agreement relating to amounts and benefits owing to you in connection with any termination of your employment.

In the event that we terminate your employment without cause at any time after the date hereof, we will pay you as severance (i) an aggregate amount equal to 18 months base salary at the rate being paid on the date your employment is terminated by the Company (the “Date of Termination”), less applicable withholdings, payable bi-weekly on the Company’s regularly scheduled payroll dates and (ii) your target bonus under the Company’s Executive Incentive Compensation Plan (“EICP”) for the portion of the year worked from the beginning of the calendar year in which the termination occurs to the Date of Termination, less applicable withholdings, payable no later than March 31 of the year following the year in which your termination occurred. Any EICP bonus for completed calendar years unpaid at the Date of Termination shall be paid in full in accordance with the EICP.

No severance payments whatsoever shall be payable upon your voluntary resignation or upon termination of your employment for cause. For purposes of this letter, “cause” shall mean substance abuse, conviction of a felony, fraud, theft, embezzlement, sexual harassment, or willful or repeated failure or refusal to follow reasonable policies or directives established by your supervisor or the Board of Directors of the Company.

As consideration for the severance and benefits to be provided to you pursuant to this letter and as a condition to your receipt of any payments hereunder, you agree to execute a separation and release agreement substantially in the form attached hereto in which you will agree to release any claims against the Company.

The severance arrangements set forth above shall be in lieu of and not in addition to any other severance policies of the Company which may be in effect generally from time to time.

Both parties agree that any disputes hereunder shall be heard and determined by an arbitrator selected in accordance with the rules and procedures of the American Arbitration Association in New York City and that the arbitrator’s findings shall be final and binding on both parties hereto.

This letter and, its validity, interpretation, performance, and enforcement shall be governed by the laws of the State of New York.

This letter constitutes our entire agreement, supersedes all prior agreements between us which are of no further force and effect. The provisions of this letter may not be changed or waived, except by a writing signed by both parties hereto.

Very truly yours,

By:	/s/ Beverly Chell
Beverly Chell
Vice Chairman